Exhibit 99.1

For Immediate Release

Vivos Therapeutics Launches VivoScore Diagnostic Technology for

Home Sleep Apnea Testing in Children and Adults

VivoScore Opens the Door for More Patients to be Diagnosed and Treated for Sleep Apnea

HIGHLANDS RANCH, Colo., February 16, 2021 – Vivos Therapeutics, Inc. (“the Company”) (NASDAQ: VVOS), a medical technology company focused on developing and commercializing innovative treatments for patients suffering from sleep-disordered breathing, including obstructive sleep apnea (OSA), today announced the launch of VivoScoreTM, powered by SleepImage®.

VivoScore is a comprehensive home sleep apnea test (“HSAT”) that utilizes proprietary cardiopulmonary coupling technology developed by MyCardio LLC (“SleepImage”). VivoScore consists of a single-sensor ring recorder that works with a mobile phone application and proprietary cloud-based algorithms to evaluate sleep quality and clinically diagnose sleep apnea.

“We believe the impact of our exciting new VivoScore product and technology will be significant to the health and wellness of millions who suffer from sleep apnea. Vivos-trained dentists and other healthcare providers will now have access to clinical-grade diagnostic technology at a very low cost that can be seamlessly coupled with our proprietary and highly-effective Vivos System treatment,” said Kirk Huntsman, Vivos Chairman and CEO.

VivoScore test results have been shown to be comparable with overnight in-lab polysomnogram (PSG) tests. The SleepImage System, which is the underlining technology for VivoScore, is FDA cleared for the purpose of diagnosing OSA and evaluating sleep disorders in both children and adults and may eliminate access and cost hurdles that may exist with other competing HSAT products. Current estimates show that 80% of sleep apnea sufferers remain undiagnosed and untreated, creating a pressing need for an easy-to-use, clinical grade, low-cost HSAT for patients of all ages.

The Company recently conducted an informal pilot study with 12 independent Vivos-trained dentists who performed 938 sleep-tests over a three-month period using VivoScore. 56% of the patients in the pilot tested positive for OSA, and after receipt of a confirming diagnosis from a physician, 50% of all patients who tested positive entered into treatment for OSA with the Company’s core product—the Vivos System. These pilot study results indicate that VivoScore may enable healthcare providers to more efficiently screen, diagnose and initiate treatment for OSA in their patients, which could result in more patients being treated with the Company’s Vivos System.

“VivoScore is simpler, easier to use and more cost-effective than the existing home sleep tests we have been using, especially for pediatric patients,” said Dr. Tammarie Heit, DDS, who participated in the VivoScore pilot program. “To date, we have administered more than 200 VivoScore tests and are continuing to enroll more patients of all ages for treatment. With this new technology, I am able to screen and treat far more patients than ever before, and we’ve already seen an uptick in patients accepting treatment in my practice in a relatively short amount of time.”

The Company anticipates increased revenue from VivoScore due to an expected increase in total patients tested and a corresponding increase in patient enrollment in Vivos System treatment. In arriving at that conclusion, the Company is relying on the results of its pilot test and other Vivos provider feedback, which may or may not prove reliable on a broader scale.

VivoScore marks the Company’s entrance into the rapidly growing market for mobile medical applications. According to a new market research report from Acumen Research and Consulting, “the global mobile medical application market is expected to grow at a CAGR of around 27.3% from 2020 to 2027 and reach the market value of over US$24.4 billion by 2027.”

The Company is bringing VivoScore to market under a Licensing, Distribution, and Marketing agreement with MyCardio, LLC d/b/a SleepImage. The Agreement is exclusive to the Company with respect to white labeling of the VivoScore brand to the sleep dentistry market in the United States and Canada.

Key VivoScore features include:

●	Use of a single-sensor ring recorder device that is comfortable for patients to wear overnight on their finger with automated Bluetooth connectivity to a mobile application which facilitates a seamless data capture and upload.

●	With no consumables required, per test costs are significantly reduced, which is expected to allow for broad distribution and multi-night sleep evaluations using VivoScore that are often required by insurance carriers.

●	High degree of accuracy comparable to industry standard in-lab polysomnogram (PSG) tests. VivoScore creates comprehensive proprietary sleep quality measures, such as the Sleep Quality Index (SQI), that go beyond a mere clinical diagnosis for sleep apnea to more effectively manage treatment benefit and improve patient outcomes.

The Vivos System is estimated to be effective in approximately 80% of cases of obstructive sleep apnea. Approximately 1 billion people globally suffer from OSA, and as many as 80% remain undiagnosed. When left untreated, OSA increases the risk of comorbidities, such as high blood pressure, heart failure, stroke, diabetes, dementia and other debilitating, life-threatening diseases.

About Vivos Therapeutics, Inc.

Vivos Therapeutics Inc. (NASDAQ: VVOS) is a medical technology company focused on developing and commercializing innovative treatments for patients suffering from sleep-disordered breathing, including obstructive sleep apnea (OSA). The Vivos treatment for mild-to-moderate OSA involves customized oral appliances and protocols called the Vivos System. Vivos believes that its Vivos System technology represents the first clinically effective non-surgical, non-invasive, non-pharmaceutical and cost-effective solution for people with mild-to-moderate OSA. Vivos oral appliances have proven effective in over 18,000 patients treated worldwide by more than 1,200 trained dentists. Combining technologies and protocols that alter the size, shape and position of the tissues of a patient’s upper airway, the Vivos System opens airway space and can eliminate or significantly reduce symptoms and conditions associated with mild-to-moderate OSA. The Vivos System has been shown to significantly lower Apnea Hypopnea Index scores and improve other conditions associated with OSA. The Vivos Integrated Practice (VIP) program offers dentists training and other value-added services in connection with using the Vivos System.

For more information, visit www.vivoslife.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events, particularly with respect to the public offering described herein. Words such as “may”, “should”, “expects”, “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks and are based upon a number of assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond Vivos’ control. Actual results (including, without limitation, the market acceptance of the VivoScore and the impact of the VivoScore on Vivos’ results of operations) may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors described in Vivos’ filings with the Securities and Exchange Commission (“SEC”). Vivos’ filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, Vivos expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Vivos’ expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Investor Relations Contact:

Edward Loew

Investor Relations Officer

(602) 903-0095

ed@vivoslife.com

Media Relations Contact:

Caitlin Kasunich / Jenny Robles

KCSA Strategic Communications

(212) 896-1241 / (917) 420-1444

ckasunich@kcsa.com / jrobles@kcsa.com